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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Heartport, Inc. 1999 Supplemental Stock Option Plan and Employee Stock Purchase Plan of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
April 12, 2001